Exhibit 2.01


                            ASSET PURCHASE AGREEMENT


                                  by and among


                       METRO TEL CORP. OF MINNESOTA, INC.


                                       and


                               DRYCLEAN USA, INC.


                            Dated as of July 31, 2002

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                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is dated as of July 31, 2002 by and among (i) METRO TEL CORP. OF MINNESOTA, INC., a Minnesota corporation (the "Purchaser"), (ii) solely for purposes of Article IV herein and
Section  5.09 herein,  INDEPENDENT  TECHNOLOGIES,  INC., a Nebraska  corporation
("Independent"), and SHEYENNE DAKOTA, INC., a North Dakota corporation ("Sheyenne"), and (iii) DRYCLEAN USA, INC., a Delaware corporation (the "Seller").

     WHEREAS, Seller is the owner of a division doing business as Metro-Tel Telecommunications (the "Metro-Tel Division") which is engaged in the design, manufacturing, marketing, selling and servicing of telecommunications test equipment and customer premise equipment; and

     WHEREAS, Purchaser desires to purchase, and Seller desires to sell and convey to Purchaser, substantially all of the assets and business of the Metro-Tel Division, on the terms and conditions set forth herein.

     NOW,   THEREFORE,   in   consideration   of  the  foregoing,   and  of  the
representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

                                   ARTICLE I

                      TRANSFER OF ASSETS AND PURCHASE PRICE

     Section 1.01. Purchase and Sale of Assets. On the terms and subject to satisfaction of the conditions set forth herein, the Seller agrees to sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser agrees to purchase, receive and accept, on the Closing Date (as defined in Section 1.06 below) all right, title and interest of Seller in and to the Metro-Tel Division assets, including but not limited to, all product lines and inventory, equipment, furniture, fixtures, machinery, general intangibles, intellectual property, including but not limited to patents, patent applications, copyrights, trademarks, service marks and web sites, supplies, computer hardware and software, the names "Metro-Tel Telecommunications" and "Metro-Tel Corp." and any variations thereof, and proprietary rights and interests, product designs, plans, schematics and technical data, manufacturers and vendors warranties, if any, for the foregoing equipment and machinery and the manufacturers and vendors warranties which relate to inventory and products that are subject to customer warranty claims to be borne by Purchaser pursuant to Section 5.05, and customer lists, including all assets identified on Exhibit "A" attached hereto and by this reference incorporated herein; provided, however, the Purchaser is not purchasing, and the Seller is not selling to the Purchaser, any cash, cash equivalents, checks, negotiable instruments, securities and investments; accounts receivable, intercompany receivables from any direct or indirect subsidiary of Seller; real estate and any leasehold interest in any real estate and security deposits therefore; computer hardware, furniture and fixtures located in Seller's Tampa, Florida office; prepaid rent and other prepaid expenses; rights to Federal, State or local, income, franchise, sales and other tax refunds and benefits; rights in and to the assets of all bonus, 401(k), profit sharing, pension and other employee benefit plans maintained by Seller; insurance policies, performance, workmen's compensation bonds and prepaid premiums and short-period premium refund claims, reserves and deposits attributable thereto; rights under manufacturers' and vendors' warranties to the extent such warranties relate to products that are subject to customer warranty claims to be borne by Seller pursuant to Section 5.05; rights under this Agreement, including the right to receive the Purchase Price (as defined in Section 1.04); and assets of Seller not dedicated to the operations of the Metro-Tel Division (but rather related to Seller's consolidated operations, such as treasury stock, capital stock of Steiner-Atlantic Corporation ("Steiner") and Steiner's


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subsidiaries,  minute books,  accounting books and records and tax returns). The assets to be conveyed by Seller to Purchaser are collectively referred to herein as the "Assets").

     SECTION 1.02. EMPLOYMENT OF SELLER'S EMPLOYEES. Purchaser shall assume no obligations or liabilities to retain the existing employees of Seller; provided, however, to the extent that Purchaser shall elect to retain any such employees, Seller covenants to assist and cooperate in Purchaser's efforts. Nothing contained herein shall constitute or be construed as an employment agreement or contract made by Purchaser with regard to any such employees. In the event Purchaser shall elect to retain any such employees, the compensation and other terms of employment with regard to any such retained employees shall be determined by Purchaser, at Purchaser's sole discretion. Seller shall have no obligation to assure that such employees accept such employment.

     SECTION 1.03. NO ASSUMPTION OF LIABILITIES. The Purchaser will not in any event assume or be responsible for any liabilities, liens, claims, obligations or encumbrances of the Seller, contingent or otherwise, and the Assets shall be sold and conveyed to the Purchaser free and clear of all liabilities, liens, claims, obligations, security interests and encumbrances. Without limiting the generality of the foregoing, in no event will the Purchaser assume or be responsible for:

          (a) any income, sales, property, franchise, use or other tax of the Seller arising out of or resulting from the sale of the Assets pursuant hereto or pursuant to any transaction of the Seller prior to or subsequent to the execution of this Agreement (Purchaser is purchasing the inventory for resale and Purchaser shall apply for a California seller's permit immediately upon Closing and shall promptly deliver to Seller a California Resale Certificate);

          (b) any liability, obligation or cost resulting from any claim or lawsuit or other proceeding relating to the Assets or naming the Seller, or any successor thereof as a party arising out of events, transactions or circumstances occurring or existing prior to Closing (as defined in Section 1.06(a) hereof);

          (c) any claim against the Purchaser or the Seller, which claim is based, in whole or in part, upon the failure of the Seller or the Purchaser to comply with laws applicable to bulk transfers;

          (d) subject to Section 5.06, any accrued vacation or sick leave, social security payments, insurance payments or premiums, any employee benefit, any taxes related to employees or any other employee cost of the Seller; or

          (e) subject to Section 5.06, any accrued rent, utilities, real estate taxes, insurance premiums or other expenses related to the Milpitas, California building.

          Notwithstanding the foregoing, Purchaser shall assume and fill all outstanding orders for the purchase of products from the Metro-Tel Division and for the purchase of inventories by the Metro-Tel Division, in either case if committed to prior to the Closing in the ordinary course of business; provided, however, any cash, cash equivalents, checks, negotiable instruments, securities, accounts receivable and inter-company receivables arising from said outstanding orders for the sale of products shall be the sole property and assets of Purchaser and the cost and expense for the purchase of such inventories shall be the sole responsibility of Purchaser.

     SECTION 1.04. PURCHASE PRICE. Subject to satisfaction of the conditions precedent to Closing set forth in Section 1.07 hereof, the purchase price for the Assets shall be Eight Hundred Thousand and no/100 Dollars ($800,000.00) ("Purchase Price"), payable as follows:


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          (a) On Closing Date, and subject to consummation of Closing, Purchaser shall pay the sum of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) to Seller;

          (b) The balance of the Purchase Price shall be evidenced by Purchaser's Promissory Note made payable to the order of Seller in the principal sum of Five Hundred Fifty Thousand and no/100 Dollars ($550,000.00) together with interest accruing thereon at the Prime Rate published in the "Money Rates" column of The Wall Street Journal (the base rate on corporate loans posted by at least 75% of the nation's thirty (30) largest banks) plus 1% per annum (adjustable monthly), payable in forty-two
     (42) equal monthly installments of principal and interest, such monthly installments commencing on the 1st day of October, 2002 and continuing on the 1st day of each month thereafter until paid in full. In order to secure said Promissory Note, Independent, Sheyenne, Daryl E. Ingalsbe, Timothy S. O'Dell and David L. Ingalsbe shall execute and deliver to Seller a joint and several Guaranty of the obligations of Purchaser under said Promissory Note, and Purchaser, Independent and Sheyenne shall execute and deliver to Seller their respective security agreements granting to Seller a security interest in all assets of Purchaser, Independent and Sheyenne, subject and subordinate to the security interests of the primary lenders of Purchaser, Independent and Sheyenne, each under a subordination agreement mutually satisfactory to Seller and the applicable primary lender. The Promissory Note shall provide that Purchaser shall have the option to make partial or full prepayment of the Note without assessment of any prepayment penalty or premium, provided, however, that Purchaser shall not be entitled to make such prepayment if and to the extent Seller is prohibited from receiving or accepting any such prepayment pursuant to any agreement that may exist from time to time between Seller and any other lender of Purchaser.

     SECTION 1.05. ALLOCATION OF CONSIDERATION. The Purchase Price shall be allocated as follows:

          (a)  Inventory                        $785,000.00

          (b)  Equipment and Furnishings        $  5,000.00

          (c)  Intellectual Properties and
               General Intangibles              $  5,000.00

          (d)  Non-competition Covenant and
               Confidentiality Agreement        $  5,000.00

     The parties hereto agree to cooperate in preparing and filing IRS Form 8594 reflecting the allocation set forth herein and acknowledge and agree that neither of them will take a position on any income tax return, before any governmental agency charged with the collections of any income tax or in any judicial proceeding, that is inconsistent with such allocation.

     SECTION 1.06. THE CLOSING.

          (a) TIME AND PLACE. Subject to the terms and conditions of this Agreement, the closing under this Agreement (the "Closing") will take place on a date (the "Closing Date") no later than July 31, 2002 at the offices of Independent Technologies, Inc. in Omaha, Nebraska, or at such other time, date or place as the Purchaser and Seller may agree. Unless the parties otherwise agree in writing, this Agreement shall terminate on August 12, 2002, if the Closing has not occurred.


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

          (b) PARTIES' OBLIGATIONS AT CLOSING.

               (i) At the Closing, the Purchaser will deliver to the Seller:

                    (A) The sum of Two Hundred Fifty Thousand and no/100 Dollars
               ($250,000.00) in cash by wire transfer of immediately available funds;

                    (B) Purchaser's Promissory Note in the amount of Five Hundred Fifty Thousand and no/100 Dollars ($550,000.00) together with the Security Agreements and Guaranties required under
               Section 1.04(b) above;

                    (C) A copy of the  resolution of the Board of Directors (and shareholders, if required by applicable law) of each of the Purchaser, Independent and Sheyenne, certified by the applicable corporation's corporate secretary, authorizing the execution, delivery and performance of this Agreement and the other documents referenced herein to be entered into by such corporation and the consummation of the transactions contemplated of it hereby and thereby;

                    (D) Certificates of the Purchaser, Independent and Sheyenne,
               each in form and substance reasonably satisfactory to the Seller and its counsel to the effect that each representation and warranty of the certifying corporation in this and the other documents referenced herein to be entered into by such corporation is true and correct on and as of the Closing Date with the same effect as though such representations and warranties were made on and as of such date, unless such representation or warranty is as of a specific date, in which case, as of such date, and no breach of or default under this Agreement or such agreement exists;

                    (E) Each required consent or approval of a creditor, contract party or public or governmental authority that is required to enable Purchaser, Independent, Sheyenne, Daryl E. Ingalsbe, Timothy S. O'Dell and David L. Ingalsbe to enter into the agreements to which they are to enter pursuant to this Agreement and to consummate the transactions contemplated thereby, if any;

                    (F) Such other  certificates  and documents as the Seller or its counsel may reasonably request.

               (ii) At Closing, the Seller will deliver to the Purchaser:

                    (A) a bill of sale  (the  "Bill of  Sale")  and  assignments relating to the Assets, duly executed by the Seller, in form and substance reasonably satisfactory to the Purchaser and its counsel, pursuant to which title to the Assets purchased is transferred to the Purchaser, free and clear of all liabilities, liens, claims, obligations, security interests or encumbrances;

                    (B) a copy of the resolutions of the Board of Directors (and shareholders, if required by Delaware law) of the Seller, certified by the Seller's corporate secretary, authorizing the execution, delivery and performance of this Agreement and the other documents referenced herein to be entered into by Seller and the consummation of the transactions contemplated hereby;


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                    (C) a  certificate  of the  Seller  in  form  and  substance reasonably satisfactory to the Purchaser and its counsel to the effect that each representation and warranty of the Seller in this Agreement is true and correct on and as of the Closing Date
               with  the  same  effect  as  though  such   representations   and
               warranties were made on and as of such date, unless such representation or warranty is as of a specific date, in which case, as of such date, and no breach of or default under this Agreement exists;

                    (D) each required consent or approval of a creditor, contract party or public or governmental authority that is required to enable Seller to enter into the agreements to which it is to enter pursuant to this Agreement and to consummate the transactions contemplated thereby, if any;

                    (E)  the   Non-Competition   Covenant  and   Confidentiality
               Agreement of Seller identified in Section 1.07(a)(ix) below;

                    (F) the subordination  agreements  mutually  satisfactory to
               Seller  and  the   applicable   primary   lenders  of  Purchaser,
               Independent and Sheyenne as contemplated in Section 1.04(b) above;

                    (G) all purchase orders, contracts,  invoices and such other certificates or documents related to any outstanding orders or commitments for the purchase of products from the Metro-Tel
               Division and for the purchase of inventories by the Metro-Tel Division, in either case committed to prior to the Closing in the ordinary course of business, for which Purchaser shall be responsible pursuant to section 1.03 above;

                    (H) such other certificates or documents as the Purchaser or its counsel may reasonably request.

     SECTION 1.07. OTHER CONDITIONS TO CLOSING. (a) The obligations of Purchaser to close this Agreement are, in addition to the receipt of the items identified in Section 1.06(b)(ii), subject to the satisfaction of the conditions precedent that:

          (i) The representations and warranties of the Seller set forth in this Agreement shall be true and correct on the Closing Date;

          (ii) No event shall have occurred with respect to the Seller that has caused a material adverse effect on the business, results of operations, financial condition or business prospects of the Seller (a "Seller Material Adverse Effect");

          (iii) Each Exhibit to this Agreement shall have been duly completed in form and substance reasonably satisfactory to the Purchaser and its counsel;

          (iv) Each obligation set forth in Section 1.06(b)(ii) shall have been satisfied in form and substance reasonably satisfactory to the Purchaser and its counsel;

          (v) The Seller shall have delivered to the Purchaser all schedules, lists, contracts and other agreements or documents required to be delivered pursuant to this Agreement;

          (vi) The Seller shall not be the subject of any action, proceeding or investigation by


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

     or before any court, governmental or administrative agency or arbitrator against or affecting the Assets or materially affecting the Seller, including, without limitation, any proceeding seeking to adjudicate the Seller insolvent or seeking a liquidation of the Seller's assets or any case or other proceeding naming the Seller as debtor under the United States Bankruptcy Code or similar law, domestic or foreign; no case or other proceeding shall have been commenced against the Seller under the United States Bankruptcy Code or any similar law, domestic or foreign; the Seller shall not have consented to, or acquiesced in, the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Seller or the whole or any substantial part of its properties or assets; and the Seller shall not have taken any corporate action in furtherance of any of the foregoing;

          (vii) The Assets shall be delivered to Purchaser at the Seller's Metro-Tel Division office in Milpitas, California except for inventory samples in the possession of sales representatives of Seller's Metro-Tel Division as to which Seller will, promptly following the Closing, request such sales representatives to deliver to the Purchaser;

          (viii) All liens, security interests and encumbrances, including tax liens, if any, shall be released against the Assets;

          (ix) Seller shall deliver to Purchaser, at Closing, Seller's executed Non-Competition Covenant and Confidentiality Agreement in form and content reasonably satisfactory to Purchaser, wherein Seller shall covenant that:

               (A) for a period of three (3)  years  from and after the  Closing
          Date, Seller shall not engage, either directly or indirectly, in the business of designing, inventing, patenting, manufacturing, marketing, selling, leasing, licensing, distributing and servicing of telecommunications testing equipment and customer premise equipment or any other products or services that the Seller's Metro-Tel Division has designed, invented, manufactured, patented, marketed, sold, leased, licensed or otherwise distributed or serviced, as an owner, partner, member, joint venture, independent contractor, consultant, representative or otherwise; and

               (B) All customer lists, price lists, pricing information, marketing plans, strategies, product specifications and designs, production methods and other proprietary information of Seller's Metro-Tel Division which are being transferred to Purchaser shall be considered trade secrets and confidential property which, as of the Closing Date and thereafter, shall be owned by Purchaser and the Seller shall not, directly or indirectly, for any reason whatsoever, disclose such confidential information and trade secrets to any person, firm, corporation, association, or other entity, without the prior written consent of Purchaser, except such trade secrets and confidential property which are known to the general public.

          The Non-Competition Covenant and Confidentiality Agreement shall provide that in the event of breach or threatened breach thereof, the Purchaser shall be entitled to any and all remedies provided at law and in equity, including but not limited to, injunctive relief, and collect actual damages, whether or not said damages exceed the consideration allocated to such agreement under Section 1.05 above.

          (x) Purchaser shall have procured financing in the amount of at least Five Hundred Thousand and no/100 Dollars ($500,000.00) ($250,000.00 to be used for the payment required at Closing under Section 1.04(a) above and $250,000.00 for operating capital) from such lender as


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     Purchaser  may  elect,  upon  financing  terms  reasonably   acceptable  to
     Purchaser. Such financing may, at Purchaser's option, be secured by a security interest having first lien priority on all assets of Purchaser, including the Assets to be purchased hereunder and Seller shall subordinate Seller's security interest to be granted under this Agreement to the security interest of such lender, in accordance with the provisions of
     Section 1.04(b) above.

     (b) The obligations of Seller to perform this Agreement are, in addition to the receipt of the items identified in Section 1.06(b)(i), subject to the satisfaction of the conditions precedent that:

          (i) The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct on the Closing Date;

          (ii) No event shall have occurred with respect to the Purchaser, Independent, Sheyenne, Daryl E. Ingalsbe, Timothy S. O'Dell and David L. Ingalsbe that has caused or could cause a material adverse effect on the business, results of operations, financial condition or business prospects of the Purchaser, Independent, Sheyenne, Daryl E. Ingalsbe, Timothy S. O'Dell and David L. Ingalsbe (a "Purchaser Material Adverse Effect");

          (iii) Each Exhibit to this Agreement shall have been duly completed in form and substance reasonably satisfactory to the Seller and its counsel;

          (iv) Each obligation set forth in Section 1.06(b)(i) shall have been satisfied in form and substance reasonably satisfactory to the Seller and its counsel;

          (v) None of the Purchaser, Independent, Sheyenne, Daryl E. Ingalsbe, Timothy S. O'Dell and David L. Ingalsbe shall be the subject of any action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator materially affecting any of the Purchaser, Independent, Sheyenne, Daryl E. Ingalsbe, Timothy S. O'Dell or David L. Ingalsbe, including, without limitation, any proceeding seeking to adjudicate any of them insolvent or seeking a liquidation or any case or other proceeding naming any of them as debtor under the United States Bankruptcy Code or similar law, domestic or foreign; no case or other proceeding shall have been commenced against any of them under the United States Bankruptcy Code or any similar law, domestic or foreign; no proceeding shall have been instituted against any of them seeking liquidation of any of their assets; none of them shall have consented to, or acquiesced in, the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of any of their or the whole or any substantial part of any of their properties or assets; and none of them shall have taken any action in furtherance of any of the foregoing.

     (c) The obligations of each of the Purchaser and the Seller to perform this Agreement are subject to the satisfaction of the condition precedent that Purchaser shall have obtained the consent of the lenders of Purchaser, Independent and Sheyenne to the granting of the subordinate security interests required to be given to Seller pursuant to Section 1.04 above, to the extent that such consent is required pursuant to any loan covenants of the respective lenders.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents, warrants and agrees as follows:

     SECTION 2.01. ASSETS. The Seller is, or as of Closing will be, the lawful owner of the Assets free


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

and clear of all liens, claims, charges, restrictions, security interests, pledges or encumbrances of any kind and has, or as of Closing will have, the full right, power, authority and capacity to sell and transfer the Assets. By virtue of the transfer of the Assets to the Purchaser, the Purchaser will obtain full title to the Assets free and clear of all liens, claims, charges, restrictions, security interests, pledges and encumbrances of any kind.

     Exhibit "A" attached hereto contains a true and correct list as of June 30, 2002 of all Assets owned by the Seller that are used in the Metro-Tel Division and, by specific identification, all equipment or other personal property leased by the Seller that are used in the Metro-Tel Division. Since June 30, 2002, there have been no changes in the assets of Seller's Metro-Tel Division other than in the ordinary course of business. As of the date of this Agreement, all Assets are in good working condition and repair, normal wear and tear excepted.

     SECTION 2.02. EXISTENCE; GOOD STANDING; CORPORATE POWER AND AUTHORITY. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has all requisite corporate power and authority to own and carry on its business as now conducted.

     SECTION 2.03. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. The Seller has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. This Agreement and the transactions contemplated hereby have been approved by the Seller's Board of Directors (and, if required by Delaware law, the shareholders of Seller) and the consummation by the Seller of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered by Seller pursuant hereto) will constitute, the valid and legally binding obligations of the Seller, enforceable in accordance with their respective terms.

     SECTION 2.04. NO VIOLATION. Neither the execution and delivery by the Seller of this Agreement nor the consummation by the Seller of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the articles of incorporation or bylaws of the Seller; (ii) conflict with, result in a breach of any provision of or the modification or termination of, constitute a default under or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the assets of the Seller pursuant to, any material commitment, lease, contract or other material agreement or instrument to which the Seller is a party, or, if any such conflict, breach, modification, termination or default shall result, each such conflict, breach, modification, termination or default shall be cured at Closing; or (iii) violate or result in a change in any rights or obligations under any governmental permit or license (other than with respect to permits or licenses that are non-transferable and that relate to the use and operation of the Seller's Milpitas, California facility) or any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to the Seller.

     SECTION 2.05. REGULATORY CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, is required by or with respect to the Seller in connection with the execution and delivery of this Agreement by the Seller, or the consummation by the Seller of the transactions contemplated hereby, which has not been made (other than post-Closing filings with the Securities and Exchange Commission) or obtained and where the failure to make or obtain would have Seller Material Adverse Effect.

     SECTION 2.06. NO MATERIAL ADVERSE CHANGES. The Seller will promptly give the Purchaser written notice of (i) any material adverse change in the financial condition, results of operations, business, assets or liabilities (contingent or otherwise, whether due or to become due, known or unknown) of the

Seller's Metro-Tel Division; and (ii) any other transaction entered into by the Seller regarding or affecting the Metro-Tel Division, except in the ordinary course of business and consistent with past practice.

     SECTION 2.07. TAX MATTERS.

          (a) For  purposes  of this  Agreement,  (i) "Tax"  means any  federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended (the "Code")), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and (ii) "Tax Return" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority in connection with its determination, assessment, collection, administration or imposition of any Tax.

          (b) Except as disclosed on Exhibit B attached hereto, the Seller has duly and timely filed all Tax Returns required to be filed by it and has duly and timely paid all Taxes and other charges (whether or not shown on any Tax Return) due or claimed to be due from it by federal, foreign, state or local taxing authorities or has set up an adequate reserve for all Taxes payable by the Seller. All such Tax Returns were true and complete in all material respects. Except as set forth on Exhibit B attached hereto, there are no Tax liens upon any properties or assets of the Seller (whether real, personal or mixed, tangible or intangible) and there are no pending or, to the Seller's knowledge, threatened audits or examinations relating to, or claims asserted for, Taxes or assessments against the Seller. Seller is not aware of a substantial basis for any such claims. Except as set forth on Exhibit B attached hereto, the Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or shareholder.

          (c) The Seller will assume liability for and will pay any and all Taxes related to the sale of the Assets to the Purchaser.

     Section 2.08. Employees and Fringe Benefit Plans.

          (a) The Seller has  provided  to the  Purchaser a true,  accurate  and complete  list  of  the  identity  and  position  of all  employees  of the
     Metro-Tel Division of Seller, and the annual rate of compensation (including bonuses) being paid to each such employee as of the most recent practicable date.

          (b) Prior to the Closing the Seller will provide the Purchaser with a written schedule of each employment, bonus, deferred compensation, pension, stock option, stock appreciation right, profit-sharing or retirement plan, arrangement or practice, each medical, vacation, retiree medical, severance pay plan and each other agreement or fringe benefit plan, arrangement, or practice, of the Metro-Tel Division of Seller, whether legally binding or not, that affects one or more of the Seller's Metro-Tel Division employees.

          (c) Except where failure to do so would not have a Seller Material Adverse Effect, the Seller has complied in all respects with all applicable federal, state and local laws, rules and regulations relating to employees' employment and employment relationships, including, without limitation, wage related laws, anti-discrimination laws, employee safety laws and COBRA

     (defined herein to mean the requirements of Code Section 4980B, Proposed Treasury Regulation Section 1.162-26 and Part 6 of Subtitle B of Title I of ERISA) with respect to the Seller's Metro-Tel Division employees.

     SECTION 2.09. LEGAL COMPLIANCE. The Seller's Metro-Tel Division has been and currently is conducting its business, and each of the premises leased or owned by the Seller's Metro-Tel Division has been and now is being used and operated, in compliance with all applicable laws, statutes, regulations, orders, covenants, restrictions, decrees and plans of federal, state, regional, county or municipal authorities, agencies or boards applicable to the same, except where the failure to so comply would not have a Seller Material Adverse Effect.

     SECTION 2.10. LITIGATION. Except as disclosed on Exhibit C attached hereto, there is no suit, action or proceeding pending or threatened against or affecting the Seller which, if adversely determined, could have a Seller Material Adverse Effect. The Seller is not subject to any currently existing order, writ, injunction or decree relating to the operations of Seller's Metro-Tel Division.

     SECTION 2.11. NO BROKERS. The Seller has not entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of the Purchaser to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 2.12. CONSENTS AND APPROVALS. The Seller has obtained, or will obtain prior to Closing, all consents, approvals, authorizations or orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by the Purchaser.

     SECTION 2.13. INSOLVENCY. The Seller has not commenced and is not the subject of any insolvency or bankruptcy proceeding and neither the shareholders nor the board of directors of the Seller has determined to file any insolvency or bankruptcy proceeding with respect to the Seller nor has the Seller consented to the filing of any bankruptcy or insolvency proceeding against the Seller.

     SECTION 2.14. FULL DISCLOSURE. No representation, warranty or statement made by the Seller in or pursuant to this Agreement contains any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     The Purchaser represents, warrants and agrees as follows:

     SECTION 3.01. EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY. The Purchaser, Independent and Sheyenne, are corporations validly existing and in good standing under the laws of the State of Minnesota, Nebraska and North Dakota, respectively. The Purchaser, Independent and Sheyenne have all requisite power and authority to own, operate and lease their respective properties and carry on their respective businesses as now conducted.

     SECTION 3.02. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. The Purchaser, Independent and Sheyenne have the power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby to be executed and delivered by them. The consummation by the Purchaser, Independent and Sheyenne of the transactions contemplated hereby has been duly authorized by all requisite action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of the Purchaser, Independent and Sheyenne, enforceable in accordance with their respective terms.

     SECTION 3.03. NO VIOLATION. Neither the execution and delivery by the Purchaser, Independent and Sheyenne of this Agreement and all agreements and documents contemplated hereby to be executed and delivered by them, nor the consummation by the Purchaser, Independent, Sheyenne, Daryl E. Ingalsbe, Timothy
S. O'Dell and David L. Ingalsbe of the transactions contemplated hereby and thereby in accordance with the terms hereof and all agreements and documents contemplated hereby and thereby to be executed and delivered by them, will (i) conflict with or result in a breach of any provisions of the organizational documents of the Purchaser, Independent or Sheyenne; (ii) conflict with, result in a breach of any provision of or the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the assets of the Purchaser, Independent, Sheyenne, Daryl E. Ingalsbe, Timothy S. O'Dell or David
L. Ingalsbe pursuant to any material commitment, lease, contract or other material agreement or instrument to which any of them is a party, or, if any such conflict, breach, modification, termination or default shall result, each such conflict, breach, modification, termination or default shall be cured at Closing; or (iii) violate or result in a change in any rights or obligations under any governmental permit or license or any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser, Independent, Sheyenne, Daryl E. Ingalsbe, Timothy S. O'Dell and David L. Ingalsbe.

     SECTION 3.04. OWNERSHIP OF PURCHASER. All of the capital stock of Purchaser is owned by Daryl E. Ingalsbe, Timothy S. O'Dell, David L. Ingalsbe and Henry L. Smith.

     SECTION 3.05. REGULATORY CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, is required by or with respect to the Purchaser, Independent, Sheyenne, Daryl E. Ingalsbe, Timothy S. O'Dell and David L. Ingalsbe in connection with the execution and delivery of this Agreement and the other documents contemplated herein to be entered into by them, or the consummation by them of the transactions contemplated hereby, which has not been made or obtained and where the failure to make or obtain would have a Purchaser Material Adverse Effect or, with respect to Independent, Sheyenne, Daryl E. Ingalsbe, Timothy S. O'Dell and David L. Ingalsbe, similar effect as to any of them.

     SECTION 3.06. LITIGATION. Except as disclosed on Exhibit D attached hereto, there is no suit, action or proceeding pending or threatened against or affecting the Purchaser, Independent, Sheyenne, Daryl E. Ingalsbe, Timothy S. O'Dell and David L. Ingalsbe which, if adversely determined, could have a Purchaser Material Adverse Effect. None of the Purchaser, Independent, Sheyenne, Daryl E. Ingalsbe, Timothy S. O'Dell and David L. Ingalsbe is subject to any currently existing order, writ, injunction or decree that could have a Purchaser Material Adverse Effect or, with respect to Independent, Sheyenne, Daryl E. Ingalsbe, Timothy S. O'Dell and David L. Ingalsbe, similar effect as to any of them.

     SECTION 3.07. NO BROKERS. None of the Purchaser, Independent, Sheyenne, Daryl E. Ingalsbe, Timothy S. O'Dell and David L. Ingalsbe has entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of the Seller to pay any finder's fees, brokerage or agent's commission or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 3.08. CONSENT AND APPROVALS. Each of the Purchaser, Independent, Sheyenne, Daryl E. Ingalsbe, Timothy S. O'Dell and David L. Ingalsbe has obtained, or will obtain prior to Closing, all consents, approvals, authorizations or orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by them

     SECTION 3.09. INSOLVENCY. None of the Purchaser, Independent, Sheyenne, Daryl E. Ingalsbe, Timothy S. O'Dell and David L. Ingalsbe has commenced or is the subject of any insolvency or bankruptcy proceeding and neither the shareholders nor the board of directors of the Purchaser, Independent or Sheyenne and none of Daryl E. Ingalsbe, Timothy S. O'Dell and David L. Ingalsbe has determined to file any insolvency or bankruptcy proceeding nor has the Purchaser, Independent, Sheyenne, Daryl E. Ingalsbe, Timothy S. O'Dell and David
L. Ingalsbe consented to the filing of any bankruptcy or insolvency proceeding against any of them.

     SECTION 3.10. FULL DISCLOSURE. No representation, warranty or statement made by the Purchaser in or pursuant to this Agreement contains any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading. No representation, warranty or statement made by Independent, Sheyenne, Daryl E. Ingalsbe, Timothy S. O'Dell and David L. Ingalsbe contained in any Guaranty or Security Agreement to be entered into by them pursuant to this Agreement will contain any untrue statement of a material fact or omit to state any material fact necessary to make such representation, warranty or statement not misleading.

                                   ARTICLE IV

                         SURVIVAL OF REPRESENTATIONS AND
                           WARRANTIES; INDEMNIFICATION

     SECTION 4.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and indemnities of the parties contained in this Agreement shall be deemed by the parties hereto to be restated on the Closing Date and shall survive Closing and remain in full force and effect thereafter; provided, however, that all representations and warranties contained in Articles II and III shall expire and be of no further force or effect as to any claim or matter not asserted by notice given in writing on or before December 31, 2003.

     SECTION 4.02. INDEMNIFICATION BY THE SELLER. Subject to the provisions of this Article IV, the Seller agrees to indemnify and hold harmless the Purchaser, and each shareholder, director, officer, employee or other agent thereof and their respective successors, assigns, heirs, legal representatives and estates (each being a "Purchaser Indemnified Party"), from and against any and all claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any reasonable legal or other fees or expenses for investigating or defending any actions or threatened actions) reasonably incurred by such Purchaser Indemnified Party in connection with each and all of the following:

          (a) any misrepresentation or breach of any representation or warranty made by the Seller in this Agreement;

          (b) the nonfulfillment or breach of any covenant, agreement or obligation of the Seller contained in or contemplated by this Agreement;

          (c) any misrepresentation or breach of any representation or warranty contained in any statement, certificate, or other document furnished by the Seller pursuant to this Agreement;

          (d) any attempt (whether or not successful) by any person (other than a Purchaser Indemnified Party) to cause or require a Purchaser Indemnified Party to pay or discharge any debt, obligation, liability or commitment, the existence of which would entitle such Purchaser Indemnified Party to indemnification pursuant to clauses (a) through (c) of this Section 4.02 or would constitute a breach of any such representation, warranty or agreement under this Agreement; and

          (e) any non-compliance by Seller with applicable state bulk sales law (compliance with which is hereby waived by Purchaser).

     SECTION 4.03. INDEMNIFICATION BY THE PURCHASER. Subject to the provisions of this Article IV, the Purchaser, Independent and Sheyenne, jointly and severally, agree to indemnify and hold harmless the Seller, and the Seller's successors and assigns (each being a "Seller Indemnified Party"), from and against any and all claims, losses, damages, liabilities and expenses (including, without limitation, settlement costs and any reasonable legal or other fees or expenses for investigating or defending any actions or threatened actions) reasonably incurred by such Seller Indemnified Party in connection with each and all of the following:

          (a) any misrepresentation or breach of any representation or warranty made by the Purchaser in this Agreement;

          (b) the nonfulfillment or breach of any covenant, agreement or obligation of the Purchaser contained in or contemplated by this Agreement;

          (c) any misrepresentation or breach of any representation or warranty contained in any statement, certificate, or other document furnished by the Purchaser pursuant to this Agreement; and

          (d) any attempt (whether or not successful) by any person (other than a Seller Indemnified Party) to cause or require a Seller Indemnified Party to pay or discharge any debt, obligation, liability or commitment, the existence of which would entitle such Seller Indemnified Party to indemnification pursuant to clauses (a) through (c) of this Section 4.03 or would constitute a breach of any such representation, warranty or agreement under this Agreement.

     SECTION 4.04. INDEMNIFICATION PROCEDURE. An indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under Section 4.02 or
Section 4.03 of this Agreement, and, if such claim, demand, action or proceeding is a third-party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third-party claim, demand, action or proceeding. In connection with any such third-party claim, demand, action or proceeding, the Purchaser and the Seller shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third-party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party. If a firm written offer is made to settle any such third-party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement, and the indemnified party refuses to consent to such settlement, then: (a) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third-party claim, demand, action or proceeding; and (b) the maximum liability of the indemnifying party relating to such third-party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third-party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

                                    ARTICLE V

                                    COVENANTS

     SECTION 5.01. FURTHER ASSURANCES. Each of the parties hereto will cooperate with the other toward the consummation of the transactions contemplated herein and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

     SECTION 5.02. CONDUCT OF BUSINESS. The Seller covenants that prior to Closing, except as otherwise agreed by Purchaser in writing in advance, it shall
(a) conduct the Seller's Metro-Tel Division business only in the usual and ordinary course of business in accordance with good and prudent practices; (b) keep the Purchaser informed daily of material developments which affect the business of the Seller's Metro-Tel Division or the Assets; (c) not make any material additions to or sell (other than inventories in the ordinary course of business), transfer or otherwise dispose of, or subject to any encumbrance, any Asset; (d) keep and maintain the Assets in good operating condition and repair consistent with past practice; and (e) use its reasonable efforts to preserve the goodwill of the Seller's Metro-Tel Division's suppliers, contractors, licensors, employees, customers and distributors.

     SECTION 5.03. BOOKS AND RECORDS. Promptly after Closing, the Seller shall transfer to the Purchaser all customer lists, designs, plans, schematics, warranties, records, documents and data in Seller's possession being sold as part of the Assets relating to the business of the Seller's Metro-Tel Division. If any record, document or data being sold as part of the Assets is required for the Seller's business, accounting or tax purposes after Closing, the Seller may retain a copy if it is in Seller's possession and Purchaser shall allow Seller access to and the ability to make copies of any such record, document or data being sold as part of the Assets. As to any accounting books and records relating to Seller's Metro-Tel Division that are not included in the Assets, Seller shall allow Purchaser access to and the ability to make copies of such accounting books and records of Seller if and to the extent they pertain to the operations of Seller's Metro-Tel Division. Each of Purchaser and Seller shall maintain the information owned by the other to which it is afforded access and/or copies pursuant to the foregoing provisions in strict confidence and not use it except to the extent needed for its accounting or tax reporting purposes and shall limit access thereto to those of its employees, accountants and attorneys and requesting governmental authorities on a "need to know" basis. None of the records, documents and data that are part of the Assets to be transferred to Purchaser and none of the accounting books and records relating to Seller's Metro-Tel Division that are not included in the Assets shall be destroyed by Purchaser or Seller, as the case may be, prior to December 31, 2006 without the consent of the other unless first reproduced by microfilm or similar process.

     SECTION 5.04. RISK OF LOSS. All risk of loss to the Assets to be conveyed hereunder shall be borne by Seller until Closing.

     SECTION 5.05. WARRANTY CLAIMS. Purchaser covenants that Purchaser shall service warranty claims of Seller's Metro-Tel Division customers on products and services sold or provided prior to the Closing Date; provided, however, Seller shall reimburse Purchaser for all such warranty claims properly claimed by the customer within the applicable warranty period that was afforded by Seller with respect thereto, such reimbursement to be made at Purchaser's cost, to the extent the aggregate amount of all such costs exceeds $10,000.00. Seller shall make any reimbursement required to be made by it to Purchaser pursuant to this
Section 5.05 within ten (10) days after Purchaser provides to Seller notification of any such warranty claim and request for reimbursement. In the event Seller shall not reimburse Purchaser within such ten (10) day period, Purchaser shall be entitled, at Purchaser's option, to setoff against any sums due from Purchaser to Seller hereunder, including any payments due on Purchaser's Promissory Note identified in Section 1.04 above, the amount of any such non-reimbursed warranty claim.

     SECTION 5.06. POST-CLOSING EXPENSES OF MILPITAS, CALIFORNIA OFFICE. Purchaser intends to relocate the Metro-Tel Division to Minnesota as soon as reasonably practical after Closing. Seller agrees to permit Purchaser's use of the Milpitas, California office after Closing for a period not to exceed three
(3) months in order to permit Purchaser sufficient time to consummate said relocation. Seller shall use reasonable efforts to keep available the existing employees of Seller's Metro-Tel Division during such period, but shall be under no obligation to offer any monetary or other benefit inducements, in addition to that presently paid to such employees, to retain such employees. Seller may, after consultation with Purchaser, reduce the work force of Seller's Metro-Tel Division to reflect the Purchaser's then needs contemplated by this Section. Seller shall not be obligated to replace any such employees who terminate employment (voluntarily or pursuant to the previous sentence). Seller shall not be responsible if its ability to produce products or ship products is hindered by reason of a reduction of such work force. Purchaser covenants that Purchaser shall reimburse Seller for the monthly rent, utility charges and other expenses (including, without limitation, insurance costs) related to said office which accrues during such limited period of time, for all payroll, benefit and fringe benefit (at the levels set forth on the schedule provided under Section 2.08(b)), and payroll tax costs attributable to the retained employees during such limited period of time and for all other operating costs incurred by the Seller in complying with this Section. All such payments shall be made by Purchaser to Seller within ten (10) days after Seller provides Purchaser with notification of such expenses and a request for reimbursement therefor. Purchaser shall be responsible to pay its employees (including those employees of Seller's Metro-Tel Division who become employees of Purchaser). At the end of such limited period of time, Purchaser shall remove all property owned by it from such premises and leave such premises in a "broom clean" condition. Purchaser may terminate its use of the Milpitas, California office, at Purchaser's option, prior to the expiration of such limited period of time, upon Purchaser giving to Seller ten (10) days' prior written notice of termination and Purchaser's payment to Seller of the costs, expenses and other payments required under this Section 5.06 which have accrued to the date of termination. Upon such termination and subject to Purchaser's obligation to pay to Seller such costs, expenses and other payments which have accrued to the date of termination, Purchaser shall have no further liability to Seller for Purchaser's use of the Milpitas, California office.

     SECTION 5.07. MERCHANDISE RETURNS. If and to the extent products sold by Seller's Metro-Tel Division prior to the Closing are returned to either Seller or Purchaser, Purchaser shall honor and adhere to Seller's policy of accepting such returns and issuing a credit to (or paying) the customer at the invoice price at which the merchandise was sold, less a 20% reshelving charge. Such products shall be delivered to Purchaser by Seller (if returned to Seller) or retained by Purchaser (if returned to Purchaser) and Seller shall pay Purchaser an amount equal to the credit so afforded the customer, less Seller's material cost thereof. Any such payments shall be made to Purchaser by Seller within ten
(10) days after Purchaser provides Seller with notification thereof.

     SECTION 5.08. COLLECTION OF RECEIVABLES. Promptly following the Closing, Seller shall deliver to Purchaser a schedule, by customer and invoice, of all open accounts receivable of Seller's Metro-Tel Division as of the close of business on the Closing Date and shall provide Purchaser with an update (to reflect collections) monthly thereafter. Purchaser agrees to use its best efforts to assist Seller in collecting such accounts receivable; provided however, that Purchaser shall not be required to engage in litigation or retain any agent to pursue the collection of such receivables and shall not be required to incur any expenses in connection with the collection thereof. All payments received on accounts receivable by Purchaser or Seller from such customers shall be applied (a) first to the specific invoice designated by the customer, (b) if not so designated then to an invoice that is in an amount that matches the amount of such payment (in the case of more than one such matches, then to the oldest of such invoices first and, if any portion of an account receivable is disputed by the account debtor, but the balance of the payment matches to an invoice, the payment shall be applied to such invoice), or if neither (a) nor (b) applies, then (c) to the oldest outstanding invoice. Each party shall, on or prior to Tuesday of each week
(commencing on the first Tuesday following the Closing), account to the other for all payments received by it from Seller's Metro-Tel Division customers by facsimile and make appropriate payment within five (5) business days after its receipt of such accounting from the other party.

     Seller agrees to pay to Purchaser all amounts which Seller may receive from any customers which are identified by the paying customer as payments on Purchaser's receivables. Any amounts received by Seller from such customers shall be remitted to Purchaser weekly.

     SECTION 5.09. SUPPORT COVENANT. Independent and Sheyenne shall cause Purchaser to perform its obligations under this Agreement, including, without limitation, paying the Purchase Price, on the terms and subject to the conditions set forth in this Agreement.

                                   ARTICLE VI

                               GENERAL PROVISIONS

     SECTION 6.01. NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and delivered by recognized overnight courier service (with proof of delivery), hand delivery, certified or registered mail (return receipt requested and postage prepaid), or by facsimile transmission, addressed as follows:

     If to Purchaser,                   Metro Tel Corp. of Minnesota, Inc.
     Independent or Sheyenne            Attention:  President
                                        26 First Avenue S.E.
                                        New London MN  56273
                                        Fax: 320-354-5827

     with a copy to:                    Michael F. Kivett
                                        Walentine O'Toole McQuillan
                                        & Gordon 11240 Davenport
                                        Street, PO Box 540125 Omaha
                                        NE 68154-0125 Fax:
                                        402-330-6303

     If to Seller:                      Dryclean USA, Inc.
                                        Attention:  President
                                        290 N.E. 68th Street
                                        Miami FL  33138
                                        Fax: 305-751-4903

     with a copy to:                    Richard A. Rubin
                                        Jenkens & Gilchrist Parker
                                        Chapin LLP 405 Lexington
                                        Avenue New York NY 10174
                                        Fax: 212-704-6288


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

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered (a) on the first business day after the business day of scheduled delivery by a recognized overnight courier service in the manner described above, (b) upon delivery if delivered personally to the address as provided above, or (c) on the third business day after the day on which such mail is postmarked if delivery is by certified or registered mail or (d) if sent by facsimile transmission to the facsimile number as provided above, upon receipt if received on a business day between the hours of 9:00 a.m. and 6:00 p.m. in the city of the intended recipient or on the next business day if received after that time, in each case with automatic machine confirmation indicating the time of delivery.

     SECTION 6.02. ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 6.03. EXPENSES. Each party hereby agrees to pay its own expenses, including legal fees and costs, incurred in the negotiation, preparation of documents and consummation of the transaction contemplated hereby, whether or not the purchase is completed.

     SECTION 6.04. WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     SECTION 6.05. GOVERNING LAW. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the State of Nebraska.

     SECTION 6.06. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 6.07. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 6.08. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled by contract, at law or in equity.

     SECTION 6.09. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     SECTION 6.10. INCORPORATION OF EXHIBITS. The Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     SECTION 6.11. ENTIRE AGREEMENT. This Agreement, the Exhibits and any documents delivered by the parties pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     SECTION 6.12. NOT CONSTRUED AGAINST DRAFTER. All the parties to this Agreement have had an opportunity to review this Agreement, consult an attorney before signing this Agreement, and have in fact consulted an attorney. As such, any rule of interpretation or construction requiring that the language of this Agreement or the Exhibits be construed against the drafter is inapplicable to this Agreement or the Exhibits.

         IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                        METRO TEL CORP. OF MINNESOTA,
                                        INC.,
                                        a Minnesota corporation, Purchaser

                                        By: /s/ Daryl E. Ingalsbe
                                            ------------------------------------
                                        Title:  President
                                              ----------------------------------

                                        INDEPENDENT TECHNOLOGIES, INC.,
                                        a Nebraska corporation

                                        By: /s/ Daryl E. Ingalsbe
                                            ------------------------------------
                                        Title:  President
                                              ----------------------------------

                                        SHEYENNE DAKOTA, INC.,
                                        a North Dakota corporation

                                        By: /s/ Daryl E. Ingalsbe
                                            ------------------------------------
                                        Title:  President
                                              ----------------------------------

                                        DRYCLEAN USA, INC.,
                                        a Delaware corporation, Seller

                                        By: /s/ Michael S. Steiner
                                            ------------------------------------
                                        Title:  President
                                              ----------------------------------


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